FOR IMMEDIATE RELEASE


          BERKSHIRE HILLS BANCORP, INC. ANNOUNCES CHANGES TO DATES AND
              TIMES FOR ISSUANCE OF THIRD QUARTER EARNINGS RELEASE
                         AND CONDUCTING CONFERENCE CALL


PITTSFIELD, MA, October 18, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank (the "Bank"), today announced that it has changed the date and time it will issue its third quarter earnings release to Tuesday, October 24, 2006 at approximately 4:15 P.M. Eastern Time.

The Company has also announced that its post-earnings conference call has been changed to Wednesday, October 25, 2006 at 8:30 A.M. Eastern Time. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID # 215330
                                    (Both are needed to access the Replay)
         Replay Dates:              October 25, 2006 at 5:00 P.M. (ET) through
                                    November 4, 2006 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 8:30 A.M. (ET) to register for the event.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products.


                                       ###


CONTACT:

Berkshire Hills Bancorp, Inc.
Media and Investor Contact:
Wayne F. Patenaude, 413-236-3195
wpatenaude@berkshirebank.com
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